SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ClearBridge Energy Midstream Opportunity Fund Inc.

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Boaz R. Weinstein

Paul Kazarian

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATED FEBRUARY 28, 2023

ClearBridge Energy Midstream Opportunity Fund Inc.

__________________________

PROXY STATEMENT

OF

Saba Capital Management, L.P.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Saba Capital Management, L.P. (“Saba Capital”), Saba Capital Master Fund, Ltd. (“Saba I”), Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital and Saba I, “Saba,” “we,” or “us”) and the Nominee (as defined below) named in the proposal below (the Nominee together with Saba, the “Participants”), in connection with the solicitation of proxies from the shareholders of ClearBridge Energy Midstream Opportunity Fund Inc., a Maryland corporation and closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Fund”).

As a result of what we believe to be the continued poor investment performance of the Fund, its common stock shares of beneficial interest, $0.001 par value (the “Common Shares”) trade at a significant discount to the Fund’s net asset value (“NAV”).1 We believe that this discount is attributable to a lack of effective management on the part of the board of directors (the “Board”) of the Fund and therefore believe that the Board needs fresh ideas and perspectives to address the Fund’s discount and that the Nominee’s election to the Board will send a strong message that the Fund’s shareholders are not satisfied with the Fund’s management and their treatment of shareholder investment.

We are convinced that NOW is the time to take action to close the Fund’s discount and we urge shareholders to elect our Nominee, who we believe, if elected, would serve the best interests of all shareholders.

We are therefore seeking your support at the upcoming 2023 annual meeting of shareholders, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”). The Fund has not yet publicly disclosed the date, time and location of the Annual Meeting. Once the Fund publicly discloses such date, time and location, Saba intends to supplement this Proxy Statement with such information and file revised definitive materials with the Securities and Exchange Commission (the “SEC”).

Saba is seeking your support at the Annual Meeting with respect to the following proposals (each, a “Proposal” and, collectively, the “Proposals”) and to consider and act upon any other business that may properly come before the Annual Meeting.

Proposal		Our Recommendation

1(a).	To elect Paul Kazarian (the “Nominee”) as a Class III director to be elected by the holders of Common Shares and fixed-rate Mandatory Redeemable Preferred Stock of the Fund (“Preferred Shares”), voting together as a single class, to the Board, with such individual, if elected, to serve until the annual meeting of shareholders in 2026, or until his successor is elected and qualified to serve as a director.	FOR the Nominee
1(b).	To elect one Class III director to be voted on by the holders of Preferred Shares to the Board, with such individual, if elected, to serve until the annual meeting of shareholders in 2026, or until her successor is elected and qualified to serve as a director (the “Preferred Shares Nominee”).	No Recommendation
2.	A proposal to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accountants of the Fund for the fiscal year ending November 30, 2023.	FOR
3.	To vote upon any other matters as may properly come before the Annual Meeting.

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1 From 2019 to 2022, the Fund’s average discount to NAV was -20%. Source: Bloomberg Terminal.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Fund’s shareholders on or about February 28, 2023.

Based on the annual report on Form N-CSR for the fiscal year ended November 30, 2022 filed with the SEC on February 1, 2023 (the “Annual Report”) and the Fund’s preliminary proxy statement for the Annual Meeting, filed with the SEC on February 22, 2023 (the “Fund’s Proxy Statement”), as well as other public information, the Board is currently comprised of seven2 directors divided into three classes. Each class is elected for a term of three years, with the term of one class of directors expiring at each annual meeting of the shareholders. At the Annual Meeting, one Class III director is to be elected by holders of Common Shares and Preferred Shares, voting together as a single class, and another Class III director to be elected by holders of Preferred Shares, both for a three-year term expiring at the 2026 annual meeting of shareholders.

Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies to elect the Nominee to serve as a Class III director. The names, backgrounds and qualifications of the Fund’s nominees, and other information about them, can be found in the Fund’s Proxy Statement. If our Nominee is elected, the Fund’s nominee for election as a Class III director by holders of Common Shares and Preferred Shares, voting together as a single class, will not be elected and therefore will not serve.

The Fund has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as February 7, 2023. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the date hereof, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Securities Exchange Act of 1934 (the “Exchange Act”)), in the aggregate, 2,072,993 Common Shares, as further described in Annex I. At the close of business on the Record Date, Saba I held 1,000 Common Shares in record name, and the Participants beneficially owned 2,072,993 Common Shares in the aggregate. The Fund has not yet disclosed the number of Common Shares or Preferred Shares outstanding as of the Record Date. Once the Fund publicly discloses such number, Saba intends to supplement this Proxy Statement with such information and file revised definitive materials with the SEC.

We urge you to sign, date and return the GOLD proxy card “FOR” the Nominee in Proposal 1(a) and “FOR” Proposal 2. We are making no recommendation on Proposal 1(b). By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted to approve Proposal 1(a) to elect Saba’s Nominee, “ABSTAIN” on Proposal 1(b) and “FOR” Proposal 2.

According to the Third Amended and Restated Bylaws of the Fund, dated as of August 14, 2020 (the “Bylaws”), and the Charter, in an election of directors, the qualified nominee or nominees receiving the majority of votes entitled to be cast in the election of directors at a meeting of the shareholders at which a quorum is present shall be elected. This Proxy Statement and GOLD proxy card are first being mailed or given to the Fund’s shareholders on or about February 28, 2023.

Saba intends to solicit all shareholders of the Fund and deliver a proxy statement to such shareholders, which means that Saba intends to deliver this Proxy Statement and the accompanying Form of GOLD Proxy Card to holders of at least the percentage of the Fund’s voting shares required under applicable law to elect the Nominee in Proposal 1(a) and carry Proposal 2 at the Annual Meeting. This proxy solicitation is being made by Saba and the Nominee, and not on behalf of the Board or management of the Fund or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion to the extent allowed by Rule 14a-4(c)(3) under the Exchange Act.

If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Importantly, only the latest validly executed proxy that you submit will be counted. In addition, any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote, including the quorum and voting requirements for the Fund and other information about the proxy materials, see the Questions and Answers section.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

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2See page 41 of the Annual Report and pages 12 through 20 of the Fund’s Proxy Statement.

REASONS FOR THIS PROXY SOLICITATION

As the Fund’s largest shareholder, Saba has nominated a highly-qualified and independent3 Nominee to the Board and is committed to improving the Fund for the benefit of all shareholders.

Despite the current historic rally in energy prices, the Fund’s share price is down -22% (including all distributions paid) since the Fund’s inception in 2011.4 Even more concerning, the Fund’s benchmark (The Alerian MLP Index) is up +46% during the same period.5 As both the Fund’s manager and the Board have been at the helm during this period of marked under-performance, we believe that the responsibility for the poor performance lies with them and that fresh voices are needed in the boardroom.

Now, in what we believe to be a blatant entrenchment effort aimed at stifling shareholder dissent, the current Board has issued super voting shares that significantly dilute common stockholders.6

If elected, the Nominee would be focused on creating significant economic benefit for both common and preferred shareholders in accordance with his fiduciary duties as a director. Accordingly, the Nominee would, if elected, ask the Board to evaluate strategic opportunities that could benefit all holders, including by proposing that the Board effect a liquidity event for common shareholders (such as a tender or open-ending of the Fund) that would result in a required redemption of existing Preferred Shares. The Nominee would also ask that the Board compensate preferred shareholders for such early redemption event, including by proposing that any such liquidity event require that the terms of the Preferred Shares be restructured so that upon an early redemption, holders of the Preferred Shares would receive their designated liquidation preference (the payout the holders of Preferred Shares are entitled to receive upon a redemption of the Preferred Shares7), plus any accumulated but unpaid dividends and distributions, and, in addition to the payment of such holders’ designated liquidation preference, the Nominee would propose that the Fund also provide such holders with a redemption amount equal to 5% of their liquidation preference amount (which would be greater than an entire year of the dividend rate of the Preferred Shares). This would, in our view, achieve complete alignment of interest between the preferred and common shareholders, as the common shareholders would benefit from a potentially higher trading price,9 and the preferred would benefit from their 5% payment, thereby unlocking value for both parties. In addition, the Nominee would advocate that any potential tender offer be done in a manner sufficiently accretive to remaining shareholders, as to cover the redemption amount paid to holders of Preferred Shares. For the avoidance of doubt, because Saba does not hold any Preferred Shares, Saba does not believe that a redemption of the Preferred Shares as described above would confer upon Saba any benefit not shared by the other holders of Common Shares or give rise to a conflict of interest for Saba.

Saba believes that, if elected, the Nominee will be considered an independent director of the Fund under (i) the NYSE American’s Listing Standards (the “Listing Standards”), and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, Saba believes that the Nominee is not and will not be an “interested person” of the Fund within the meaning of section 2(a)(19) of the Investment Company Act of 1940 (“1940 Act”).

Saba’s nomination of the Nominee is aimed at improving the Fund for the benefit of all shareholders.

We urge you to support our Nominee by voting the GOLD proxy card today.

The Fund’s Common Shares currently trade at a value significantly less than what the securities held by the Fund are worth.[9] We recommend voting “FOR” the Nominee in Proposal 1(a) who, if nominated, will endeavor to close the Fund’s discount to NAV.

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3 We note that the term “independent,” as used throughout this Proxy Statement in connection with the Nominee, refers to (i) NYSE listing standards applicable to board composition, including Rule 303A.02 and (ii) paragraph (a)(1) of Item 407 of Regulation S-K.

4 Bloomberg Terminal.

5 Bloomberg Terminal.

6 See the four Articles Supplementary for Preferred Shares attached as exhibits 99.1 through 99.4 to the Fund’s current report on Form 8-K filed with SEC on November 18, 2022. The Fund disclosed in these filings that it had issued 349 shares of 'super voting stock'. These shares were structured with a liquidation preference of $100,000 and a voting construct that assigned one vote for every $30 of liquidation preference, which calculates to approximately 3,333 votes for each of these 349 shares. Saba notes that the Fund issued these super voting shares within weeks of Saba filing a 13D publicly announcing an active position in the Fund. To Saba's knowledge, this issuance, shortly after Saba's announcement, represented the first time the Fund had ever issued super voting shares. In addition to the issue of entrenchment, Saba believes the issuance of these super voting shares to be in violation of section 18(i) of the Investment Company Act of 1940, which requires that every share of stock issued by a registered investment company “be a voting stock and have equal voting rights with every other outstanding voting stock.” Saba reserves all rights on this matter and waives none.

7 A “liquidation preference” refers, in this case, to the payout the holders of Preferred Shares are entitled to receive upon a redemption of the Preferred Shares and also dictates the priority according to which shareholders receive that payout. The Preferred Shares all share the same priority, ahead of the Common Shares, and entitle holders of Preferred Shares to either $30.00 or $100,000.00 per Preferred Share, depending on the series of Preferred Shares held, upon redemption.

8 A redemption of the Preferred Shares could result in a potentially higher stock price for the holders of Common Shares because a decrease in the total number of shares outstanding could be expected to increase the per-share value of the remaining shares.

9 From 2019 to 2022, the Fund’s average discount to NAV was -20%. Source: Bloomberg Terminal.

PROPOSAL 1: ELECTION OF CLASS III DIRECTORS

According to the Annual Report, the Fund’s Proxy Statement and other public information, the Board is currently comprised of seven directors divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years, and according to the Fund’s Proxy Statement, there will be one Class III director elected by holders of Common Shares and holders of Preferred Shares voting together as a single class, and another Class III director elected by holders of Preferred Shares at the Annual Meeting.

We are soliciting proxies to elect the Nominee—Paul Kazarian—to serve as a director with a term expiring at the 2026 annual meeting of shareholders (Proposal 1(a)). The Nominee, if elected, would constitute one of seven members, a minority, of the Board. The Participants intend to vote all of their Common Shares in favor of the Nominee.

According to the Fund’s Articles of Incorporation, dated as of April 5, 2011, as amended on November 16, 2018 and supplemented by Articles Supplementary dated as of March 26, 2015, November 15, 2018 and November 17, 2022 (the “Charter”), holders of Preferred Shares are entitled, as a class, to the exclusion of the holders of all other classes of stock of the Fund, to elect two directors of the Fund at all times. These directors are Class III and Class I directors and are up for election, one per year, in 2023 at the Annual Meeting and 2024, respectively. This year the Preferred Shares Nominee is up for election as the Class III director who may be elected by the holders of the Preferred Shares (Proposal 1(b)). We are making no recommendation with respect to Proposal 1(b).

The Nominee, if elected, will serve a three-year term until the 2026 annual meeting of shareholders. If our Nominee is elected, the Fund’s nominee for election as a Class III director by holders of Common Shares and Preferred Shares, voting together as a single class, will not be elected and therefore will not serve. You should refer to the Fund’s Proxy Statement for the names, background, qualifications and other information concerning the Fund’s nominees. The age shown below is as of the date of the filing of this Proxy Statement.

Nominee:

(1)	(2)	(3)	(4)	(5)	(6)
Name, Address, and Age	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
PAUL KAZARIAN Address c/o Saba Capital Management, L.P., 405 Lexington Avenue, 58th Floor, New York, New York 10174 Age 39	None	N/A

Mr. Kazarian has served as Partner and Closed-End Fund Portfolio Manager at Saba Capital, an investment advisor focused on credit and equity relative value strategies, since March 2013, and is responsible for Exchange Traded products, including ETF arb and Closed-End Funds. Prior to that, Mr. Kazarian worked at RBC Capital Markets, LLC, an investment banking and management company and subsidiary of the Royal Bank of Canada (NYSE: RY), where he served as a Director in its Global Arbitrage and Trading Group, from 2007 to March 2013. Prior to that, Mr. Kazarian served at Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking and management company, where he served as a technology analyst, from 2006 to 2007.

Mr. Kazarian has also served as a director of Templeton Global Income Fund since May 2021 and trustee of Miller/Howard High Income Equity Fund since October 2022.

				N/A

Mr. Kazarian has served as a director of Templeton Global Income Fund since May 2021 and trustee of Miller/Howard High Income Equity Fund since October 2022.

Other than as disclosed herein, Mr. Kazarian has not held any directorships during the past five years.

Mr. Kazarian received his Bachelor of Arts in Political Science from Bates College.

Mr. Kazarian’s qualifications to serve as a director include experience and expertise in bonds, loans, equities, derivatives, ETFs and Closed-End Funds.

The Nominee does not currently hold, and has not at any time held, any position with the Fund. The Nominee does not oversee any portfolios in the Fund’s Fund Complex (as defined in the 1940 Act).

As of the date hereof, the dollar range of the equity securities of the Fund beneficially owned by the Nominee and the aggregate range of equity securities in all funds to be overseen by the Nominee, is as follows:

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Companies to be Overseen by the Nominee in a Family of Investment Companies
Paul Kazarian	None	None

With the exception of Templeton Global Income Fund, which is an affiliate of the Fund, none of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Fund. Paul Kazarian has, within the past several years, been nominated by Saba to serve as a director of additional closed-end funds, and therefore has served as a Saba nominee on multiple occasions. Paul Kazarian currently serves as a director to Templeton Global Income Fund and trustee of Miller/Howard High Income Equity Fund. We believe that, if elected, the Nominee will be considered an independent director of the Fund under (i) the Listing Standards, and (ii) paragraph (a)(1) of Item 407 of Regulation S-K. In addition, we believe that the Nominee is not and will not be an “interested person” of the Fund within the meaning of section 2(a)(19) of the 1940 Act.

The Nominee will not receive any compensation from Saba for his services as a director of the Fund if elected or for any other reason. If elected, the Nominee will be entitled to such compensation from the Fund as is consistent with the Fund’s practices for services of non-employee directors.

The Nominee has agreed to being nominated as a Nominee in this Proxy Statement and has confirmed his willingness to serve on the Board if elected. We do not expect that the Nominee will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the Common Shares represented by the GOLD proxy card will be voted for a substitute candidate selected by Saba, a right that Saba has reserved in its nomination notice. In the case of any of the foregoing, Saba will give prompt written notice to the Fund if it chooses to nominate any such additional or substitute nominee and Saba will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. If Saba determines to add nominees, whether because the Fund expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, Saba will supplement this Proxy Statement.

Vote Required.

According to the Bylaws and the Charter, in an election of directors, the qualified nominee or nominees receiving the majority of votes entitled to be cast in the election of directors at a meeting of the shareholders at which a quorum is present shall be elected.

“Abstain” votes and broker non-votes, if any, are votes entitled to be cast, and will therefore have the same effect as votes against Proposal 1. However, because Saba has initiated a contested proxy solicitation, in which more nominees are up for election than there are director seats available, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Saba. As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts.

We urge you to sign and return our GOLD proxy card. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

We Recommend a Vote FOR the Nominee for election at the Annual Meeting on the GOLD proxy card.

PROPOSAL 2: RATIFICATION OF THE FUND’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

According to the Fund’s Proxy Statement, PricewaterhouseCoopers LLP, independent registered public accountants (“PwC”), has been selected by the Fund’s Audit Committee and the Board to examine the Fund’s financial statements for the fiscal year ending November 30, 2023, and a representative of PwC, if requested by any stockholder, will be present via telephone at the Annual Meeting to respond to appropriate questions from stockholders and will have an opportunity to make a statement if he or she chooses to do so.

The Fund’s Proxy Statement further indicates that based on the review of the Fund’s Audit Committee and discussions with management and PwC, the Fund’s Audit Committee recommended to the Board that the audited financial statements be included in the Fund’s annual report to shareholders for the fiscal year ended November 30, 2022, for filing with the SEC.

Vote Required.

According to the Bylaws and the Charter, the approval of Proposal 2 requires the approval of the holders of a majority of votes properly cast on Proposal 2.

Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 2. Because Saba has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Saba. As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts.

We Recommend a Vote FOR Proposal 2 on the GOLD proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Shares and Preferred Shares (together with the Common Shares, the “Shares”) at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Shareholders who sold the Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date (unless they also transfer their voting rights as of the Record Date).

How do I vote my shares?

Shares held in record name. If your Shares are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of Shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your Shares in “street” name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the Shares that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote FOR the Nominee. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to Saba@investor-com.com or mailing them to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, “FOR” the Nominee listed in the Proposal 1(a), “ABSTAIN” on Proposal 1(b) and “FOR” Proposal 2.

How should I vote on the Proposals?

We recommend that you vote your shares on the GOLD proxy card as follows:

“FOR” the Nominee standing for election to the Board named in this Proxy Statement (Proposal 1(a)); and

“FOR” the ratification of the Fund’s selection of independent registered public accounting firm (Proposal 2).

We are making no recommendation with respect to the Preferred Shares Nominee standing for election to the Board (Proposal 1(b)).

Each Proposal is a separate proposal. You may vote on each separately and in accordance with your discretion.

How many shares must be present to hold the Annual Meeting?

According to the Bylaws, the presence in person or by proxy of shareholders of the Fund entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at the Annual Meeting. “Abstain” votes and broker non-votes, if any, are treated as votes present for purposes of determining a quorum. Because Saba has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Saba. As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts. For more information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the proposals?” below.

What vote is needed to approve the Proposals?

Proposal 1 – Election of Class III Directors. According to the Bylaws and the Charter, in an election of directors, the qualified nominee or nominees receiving the majority of votes entitled to be cast in the election of directors at a meeting at which a quorum is present shall be elected. Abstentions and broker non-votes, if any, will be counted as votes “against” Proposal 1. However, because Saba has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Saba. As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts.

THE ONLY WAY TO SUPPORT THE NOMINEE FOR ELECTION AT THE ANNUAL MEETING IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR” THE NOMINEE ON THE GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE FUND, EVEN IF YOU INSTRUCT TO “ABSTAIN” YOUR VOTES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

Proposal 2. According to the Bylaws and the Charter, the approval of Proposal 2 requires the approval of the holders of a majority of votes properly cast on Proposal 2. Abstentions and broker non-votes, if any, will have no effect on the outcome of Proposal 2. Because Saba has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Saba. As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts.

What are “broker non-votes” and what effect do they have on the Proposals?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from you, as the beneficial owner of such shares with respect to that proposal, the brokerage firm cannot vote such shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange, if you receive proxy materials from or on behalf of both Saba and the Fund, brokers, banks and other nominees will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not. Because Saba has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Saba. As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts. If you do not submit any voting instructions to your broker, bank or other nominee with respect to such accounts, your shares in such accounts will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.

What should I do if I receive a proxy card from the Fund?

You may receive proxy solicitation materials from the Fund, including an opposition proxy statement and a white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Fund or any other statements that it may otherwise make.

We recommend that you discard any proxy card or solicitation materials that may be sent to you by the Fund. Voting “ABSTAIN” on its white proxy card is not the same as voting for our Nominee because an abstain vote on the Fund’s white proxy card will revoke any previous voting instructions that you submitted. If you have already voted using the Fund’s white proxy card, you have every right to change your vote by using the enclosed GOLD proxy card by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?”

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom. Shareholders may call toll free at (877) 972-0090 or collect at (203) 972-9300.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or signing, dating and returning a white proxy card (the latest dated proxy is the only one that counts);
•	delivering a written revocation to the secretary of the Fund; or
•	attending the Annual Meeting and voting by ballot in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own Common Shares but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvestorCom, toll free at (877) 972-0090 or collect at (203) 972-9300.

IF YOU HAVE ALREADY VOTED USING THE FUND’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Fund, we request that a copy of any revocation be mailed to Saba Capital Management, L.P., c/o InvestorCom, 19 Old Kings Highway S., Suite 130, Darien, CT 06820, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Saba and the Nominee. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person or by advertisements. Saba will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Saba has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. Saba will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of Saba will also participate in the solicitation of proxies in support of the Nominee. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

Saba has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to exceed $16,000 based upon the campaign services provided. In addition, Saba will advance costs and reimburse InvestorCom for reasonable out-of-pocket expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ approximately 25 persons to solicit the Fund’s shareholders as part of this solicitation. InvestorCom does not believe that any of its owners, managers, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Saba. Costs of this proxy solicitation are currently estimated to be approximately $150,000. We estimate that through the date hereof, Saba’s expenses in connection with the proxy solicitation are approximately $75,000. If successful in its proxy solicitation through the election of the Nominee listed in Proposal 1(a), Saba may seek reimbursement of these costs from the Fund. For the avoidance of doubt, such reimbursement is not guaranteed. In the event that Saba decides to seek reimbursement of its expenses, Saba does not intend to submit the matter to a vote of the Fund’s shareholders. The Board, which will consist of the Nominee, if elected, one director elected at the Annual Meeting by the holders of Preferred Shares voting separately and five incumbent directors of the Fund, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Fund and its shareholders.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. Some banks and brokers with account holders who are shareholders of the Fund may be householding our proxy materials.

A single copy of this Proxy Statement (and of the Fund’s Proxy Statement and Annual Report) will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to the Fund at 620 Eighth Avenue, 47th Floor, New York, NY 10018 or by calling 888-777-0102. Shareholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Because Saba has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of the Fund will not be householding our proxy materials.

Where can I find additional information concerning the Fund?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Fund’s definitive proxy statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Fund beneficially owned by the Fund’s directors, nominees and management; the Fund’s investment manager and administrator; the Audit Committee of the Board; certain shareholders’ beneficial ownership of more than 5% of the Fund’s voting securities; information concerning the Fund’s directors who are not up for election at the Annual Meeting; information concerning executive compensation; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2024 annual meeting of shareholders and for consideration for inclusion in the proxy materials for that meetings. We take no responsibility for the accuracy or completeness of any information that we expect to be contained in the Fund’s definitive proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Fund has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC’s website at https://www.edgar.sec.gov. The Edgar file number for the Fund is 811-22546.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

Saba Capital Management, L.P.
Saba Capital Master Fund, Ltd.
Boaz R. Weinstein
Paul Kazarian

February 28, 2023

ANNEX I: INFORMATION ON THE PARTICIPANTS

Beneficial Ownership and Other Information

This proxy solicitation is being made by (i) Saba Capital Management, L.P. (“Saba Capital”); (ii) Saba Capital Master Fund, Ltd. (“Saba I”) (iii) Boaz R. Weinstein, principal of Saba (“Mr. Weinstein,” and together with Saba Capital and Saba I, “Saba”) and (iii) the Nominee. The entities and individuals listed in this paragraph may each be deemed a “Participant” and, collectively, the “Participants.”

As of the close of business on the date hereof, the Participants may be deemed to “beneficially own” (such term as used in Schedule 14A within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act for the purposes of this Annex I), in the aggregate, 2,072,993 Common Shares, par value $.001 per share, of the Fund, representing approximately 15.8% of the Fund’s outstanding Common Shares. The percentages used herein are based upon 12,917,291 Common Shares outstanding as of November 30, 2022, as disclosed in the Annual Report. Saba may be deemed to beneficially own, in the aggregate, 2,072,993 Common Shares. Of the 2,072,993 Common Shares owned in the aggregate by the Participants, such Common Shares may be deemed to be beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) as follows: (a) 2,072,993 Common Shares (including 1,000 Common Shares held in record name by Saba I) may be deemed to be beneficially owned by Saba Capital by virtue of its status as the investment manager of various funds and accounts, such funds and accounts, the (“Saba Entities”); and (b) 2,072,993 Common Shares (including 1,000 Common Shares held in record name by Saba I) may be deemed to be beneficially owned by Boaz R. Weinstein, a United States citizen (“Mr. Weinstein”) by virtue of his status as the principal of Saba.

As of the date of this filing, the Nominee does not beneficially own any Common Shares, and the Nominee does not beneficially own any other securities of the Fund.

The principal business of Mr. Weinstein is investment management and serving as the principal of Saba Capital. The principal business of Saba Capital is to serve as investment manager to the Saba Entities. The principal business of the Saba Entities is to invest in securities. The principal business of Saba I is to serve as a private investment fund.

The principal business address of each of Saba Capital, Saba I, Mr. Weinstein and the Saba Entities is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

The Nominee is a citizen of the United States. Information on the principal occupation and business address of the Nominee is set forth in Proposal 1.

Unless otherwise noted as shares held in record name by the Saba Entities, the Common Shares held by the Saba Entities are held in commingled margin accounts, which may extend margin credit to such parties from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the margin accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Shares reported herein since margin may have been attributed to such other securities and since margin used is not disclosed on an individual per-security basis.

Disclaimer

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any Participant, is a record owner or direct or indirect beneficial owner of any securities of the Fund, any parent or subsidiary of the Fund, any investment adviser, principal underwriter, or “Sponsoring Insurance Company” (as defined in Item 22) of the Fund, or in any registered investment companies overseen or to be overseen by the Participant within the same “Family of Investment Companies” (as defined in Item 22) that directly or indirectly controls, is controlled by or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance, or affiliated person of the Fund; (iii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Fund which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Fund or the Fund’s investment adviser during the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Fund, the Fund’s investment adviser and/or a principal underwriter of any of the foregoing, or any Subsidiary or other potential affiliate of any of the foregoing; (vi) no part of the purchase price or market value of the securities of the Fund owned by any Participant in this solicitation is represented by Funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Fund, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Fund; (ix) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Fund; (x) during the last five years, no Nominee has had any arrangement or understanding with any other person pursuant to which he was selected to be a nominee for election as a director to the Fund other than the Nominee Agreements described herein; (xi) no Participant and no Immediate Family Member of any Participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Fund’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: (a) the Fund or any of its subsidiaries; (b) an Officer of the Fund; (c) an investment company, or a person that would be an investment company but for the exclusions provided by sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by or is under common control with the investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (d) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (e) any Officer or any person directly or indirectly controlling, controlled by, or under common control with any investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person of the Fund; (f) an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (g) an Officer of a person directly or indirectly controlling, controlled by, or under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; (xii) during the last five years, no Participant and no Immediate Family Member of any Participant has had a position or office with: (a) the Fund; (b) an investment company, or a person that would be an investment company but for the exclusions provided by Sections 3(c)(1) and 3(c)(7) of the 1940 Act, having the same investment adviser, principal underwriter, or Sponsoring Insurance Company as the Fund or having an investment adviser, principal underwriter, or Sponsoring Insurance Company that directly or indirectly controls, is controlled by, or is under common control with an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund; or (c) an investment adviser, principal underwriter, Sponsoring Insurance Company, or affiliated person (xiii) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates, or with respect to any future transactions to which the Fund or any of its affiliates will or may be a party; (xiv) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting; (xv) there are no material pending legal proceedings to which any Nominee or any of his or its associates is a party adverse to the Fund or, to the best of Saba’s knowledge after reasonable investigation, any affiliated person of the Fund, nor does any Nominee have a material interest in such proceedings that is adverse to the Fund or, to the best of the Saba’s knowledge after reasonable investigation, any affiliated person of the Fund; (xvi) since the beginning of the last two completed fiscal years, no Participant (and no Immediate Family Member of a Participant) has served on the board of directors or trustees of a company or trust where an Officer of an investment adviser, principal underwriter, or Sponsoring Insurance Company of the Fund, or any person directly or indirectly controlling, controlled by, or under common control with any of those, serves on the board of directors or trustees; and (xvii) no Participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings, Item 401(g) with respect to promoters and control persons, and Item 405 with respect to beneficial ownership and required filings.

Transactions by the Participants with respect to the Fund’s securities

The following tables set forth all transactions effected during the past two years by Saba, by virtue of Saba Capital’s direct and indirect control of the Saba Entities, with respect to securities of the Fund. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Common Shares:

Saba Capital, in its capacity as investment manager of the Saba Entities (including Saba I)

Date	Side	Common Shares	7/1/2022	Buy	34,545	9/20/2022	Buy	11,652
10/25/2021	Buy	200	7/5/2022	Buy	27,714	9/21/2022	Buy	14,664
10/26/2021	Buy	9,017	7/6/2022	Buy	54,374	9/22/2022	Buy	4,032
10/27/2021	Buy	42,391	7/7/2022	Buy	16,217	9/23/2022	Buy	25,917
10/28/2021	Buy	47,534	7/8/2022	Buy	22,439	10/7/2022	Buy	32,268
11/1/2021	Buy	43,682	7/11/2022	Buy	14,576	10/10/2022	Buy	24,496
2/11/2022	Sell	(15,457)	7/12/2022	Buy	23,752	10/11/2022	Buy	70,556
4/11/2022	Buy	1,237	7/19/2022	Buy	21,662	10/12/2022	Buy	44,476
4/14/2022	Buy	526	7/20/2022	Buy	3,775	10/17/2022	Buy	6,921
4/25/2022	Buy	100	7/21/2022	Buy	6,733	10/20/2022	Buy	35,282
5/5/2022	Buy	100	7/22/2022	Buy	10,000	10/25/2022	Buy	9,698
5/6/2022	Buy	11,561	7/25/2022	Buy	30,136	10/26/2022	Buy	34,557
5/9/2022	Buy	8,390	7/26/2022	Buy	19,459	10/27/2022	Buy	50,309
5/12/2022	Buy	24,097	7/27/2022	Buy	17,297	10/28/2022	Buy	3,239
5/13/2022	Buy	4,235	7/29/2022	Buy	8,266	11/3/2022	Buy	6,268
5/16/2022	Buy	96	8/1/2022	Buy	24,352	11/7/2022	Buy	25,451
5/17/2022	Buy	9,677	8/3/2022	Buy	3,011	11/8/2022	Buy	48,827
5/18/2022	Buy	873	8/4/2022	Buy	28,424	11/11/2022	Buy	6,896
5/19/2022	Buy	1,833	8/5/2022	Buy	14,574	11/14/2022	Buy	12,109
5/20/2022	Buy	38,931	8/10/2022	Buy	28,152	11/16/2022	Buy	200
5/23/2022	Buy	16,436	8/12/2022	Buy	34,046	11/17/2022	Buy	18,493
5/24/2022	Buy	475	8/15/2022	Buy	22,096	11/18/2022	Buy	7,561
5/25/2022	Buy	29,291	8/16/2022	Buy	12,828	11/22/2022	Buy	4,238
5/26/2022	Buy	3,594	8/17/2022	Buy	4,965	11/25/2022	Buy	1,523
5/26/2022	Buy	317	8/18/2022	Buy	20,863	11/29/2022	Buy	46,044
5/27/2022	Buy	26,768	8/19/2022	Buy	252	11/30/2022	Buy	17
6/1/2022	Buy	10,453	8/22/2022	Buy	11,812	12/1/2022	Buy	80
6/2/2022	Buy	18,206	8/23/2022	Buy	21,967	12/2/2022	Buy	9,852
6/3/2022	Buy	2,408	8/24/2022	Buy	7,600	12/5/2022	Buy	100
6/6/2022	Buy	3,982	8/25/2022	Buy	11,508	12/7/2022	Buy	2,947
6/7/2022	Buy	55,906	8/26/2022	Buy	3,232	12/8/2022	Buy	12,863
6/10/2022	Buy	2,480	8/29/2022	Buy	32,641	12/9/2022	Buy	2,208
6/14/2022	Buy	42,817	8/30/2022	Buy	20,447	12/12/2022	Buy	8,679
6/16/2022	Buy	2,899	9/1/2022	Buy	16,492	12/13/2022	Buy	70,684
6/22/2022	Buy	5,782	9/2/2022	Buy	6,568	1/6/2023	Buy	20,649
6/23/2022	Buy	20,450	9/9/2022	Buy	12,201	1/9/2023	Buy	35,109
6/27/2022	Buy	5,051	9/13/2022	Buy	28,148	1/10/2023	Buy	10,630
6/29/2022	Buy	21,987	9/14/2022	Buy	38,251	1/12/2023	Buy	965
6/30/2022	Buy	12,245	9/15/2022	Buy	10,292	1/17/2023	Buy	15,372
						1/25/2023	Buy	57,426
						1/26/2023	Buy	11,182
						1/27/2023	Buy	6,124
						1/30/2023	Buy	21,187
						2/1/2023	Buy	5,005

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your vote “FOR” the Nominee by taking three steps:

● SIGNING the enclosed GOLD proxy card,

● DATING the enclosed GOLD proxy card, and

● MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting instruction form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD voting instruction form to be issued representing your shares.

By returning the GOLD proxy card, you are authorizing Saba to vote on your behalf, and if you do not indicate how you would like to vote, your vote will be counted to approve Proposal 1(a) to elect Saba’s Nominee, “ABSTAIN” on Proposal 1(b) and “FOR” Proposal 2. Returning the Fund’s white proxy card will revoke any GOLD proxy card previously returned to Saba.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN THE FUND’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to the Fund, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to the Fund by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to the secretary of the Fund or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement, or need help voting your shares, please contact our proxy solicitor:

19 Old Kings Highway S., Suite 130
Darien, CT 06820
Shareholders Call Toll-Free at: (877) 972-0090
E-mail: Saba@investor-com.com

Form of GOLD Proxy Card

ClearBridge Energy Midstream Opportunity Fund Inc.

Proxy Card for 2023 Annual Meeting of Shareholders (the “Annual Meeting”)

THIS PROXY SOLICITATION IS BEING MADE BY SABA CAPITAL MANAGEMENT, L.P. (“SABA CAPITAL”), SABA CAPITAL MASTER FUND, LTD., Boaz R. Weinstein AND PAUL KAZARIAN

THE BOARD OF DIRECTORS (THE “BOARD”) OF CLEARBRIDGE ENERGY MIDSTREAM OPPORTUNITY FUND INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints Michael D’Angelo, Paul Kazarian, Eleazer Klein, Pierre Weinstein and John Grau and each of them, attorneys and agents with full power of substitution to vote all common shares of ClearBridge Energy Midstream Opportunity Fund Inc., a Maryland corporation and a closed-end management investment company registered under the Investment Fund Act of 1940, as amended (the “Fund”), that the undersigned would be entitled to vote at the Annual Meeting of shareholders of the Fund, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to us a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR” the nominee in Proposal 1(a) (the “Nominee”), “ABSTAIN” on Proposal 1(b) and “FOR” Proposal 2. A vote “against” Saba’s Nominee will not have the same effect as a vote “for” the Fund’s nominee. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

INSTRUCTIONS: FILL IN VOTING BOXES “■” IN BLACK OR BLUE INK

We recommend that you vote “FOR” the Nominee in Proposal 1(a):

Proposal 1(a) – Election at the Annual Meeting of the individual nominated by Saba Capital.

2023 Nominee: Paul Kazarian	FOR	ABSTAIN*	AGAINST
	☐	☐	☐

*Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 1(a).

We make no recommendation on Proposal 1(b):

Proposal 1(b) – Election by the holders of preferred shares at the Annual Meeting of the individual nominated by the Fund (the “Preferred Shares Nominee”).

2023 Preferred Shares Nominee	FOR	ABSTAIN*	AGAINST
	❑	❑	❑

*Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 1(b).

We recommend that you vote “FOR” Proposal 2:

Proposal 2 – To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accountants of the Fund for the fiscal year ending November 30, 2023.

FOR	ABSTAIN*	AGAINST
❑	❑	❑

*Abstentions will have no effect on the outcome of Proposal 2.

Proposal 3 – To transact such other business as may properly come before the Annual Meeting.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.